United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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KILROY REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

April 7, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 18, 2006, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on May 18, 2006, at 9:00 a.m. (local time), for the following purposes:

1. To elect two directors to the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2009 and until their successors are duly elected and qualify;

2. To approve the adoption of the 2006 Incentive Award Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Company’s Board of Directors has fixed the close of business on March 3, 2006 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The enclosed proxy card is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the Board of Directors’ nominees named therein and vote FOR the 2006 Incentive Award Plan. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

April 7, 2006

Los Angeles, California

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 18, 2006 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including at any adjournment(s) or postponement(s), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.    To elect two directors to the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2009 and until their successors are duly elected and qualify;

2.    To approve the adoption of the 2006 Incentive Award Plan; and

3.    To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 3, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date, 29,772,228 shares of Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about April 13, 2006.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the directors. The 2006 Incentive Award Plan will be approved if it receives the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, provided that the total vote cast on the Proposal regarding the approval of the 2006 Incentive Award Plan represents over 50% in interest of all shares entitled to vote on that Proposal. Abstentions as to the 2006 Incentive Award Plan will be treated as voted for purposes of determining the approval of that Proposal and will have the same effect as a vote against such Proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against the Proposal.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted FOR (i) the election of the two director nominees named in this Proxy Statement and (ii) approval of the 2006 Incentive Award Plan. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 7, 2006.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the Company’s articles of incorporation, as amended (the “Charter”), the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board of Directors (the “Board”), the Board presently consists of seven directors and is divided into three classes serving staggered three-year terms. Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The terms of two of the directors, Messrs. Kilroy, Jr. and Kinsella, will expire at the Annual Meeting. Accordingly, if elected at the Annual Meeting, Messrs. Kilroy, Jr. and Kinsella will hold office for a term of three years until the annual meeting of stockholders to be held in the year 2009, and until their successors are duly elected and qualify.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the nominees to the Board listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected. The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

The Board recommends a vote FOR the election of John B. Kilroy, Jr. and Dale F. Kinsella, to serve until the annual meeting of stockholders to be held in the year 2009 and until their respective successors are duly elected and qualify.

Nominees for Director

The following table sets forth certain current information with respect to the nominees for directors to the Board of the Company:

Name	Age	Director Since	Position With The Company
John B. Kilroy, Jr.	57	1996	President, Chief Executive Officer and Director
Dale F. Kinsella	57	1997	Director

The following is a biographical summary of the experience of the nominees for directors to the Board of the Company:

John B. Kilroy, Jr. has served as the Company’s President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for Kilroy Industries (“KI”), the predecessor to the Company, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Prior to that time, he held positions as Executive Vice President and Vice President—Leasing & Marketing. He is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation. Mr. Kilroy is also Chairman of the Board of The New Majority Los Angeles chapter. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of the Company’s Board of Directors.

Dale F. Kinsella has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that time, he had been a partner with the Los Angeles law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

Vote Required

The election of each director requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

The Board recommends a vote FOR the election of John B. Kilroy, Jr. and Dale F. Kinsella, to serve until the annual meeting of stockholders to be held in the year 2009 and until their respective successors are duly elected and qualify.

PROPOSAL 2: APPROVAL OF 2006 INCENTIVE AWARD PLAN

Incentive Award Plan

The Board has adopted, subject to stockholder approval, the Kilroy Realty 2006 Incentive Award Plan (the “2006 Incentive Award Plan”) for employees and consultants of the Company, Kilroy Realty, L.P. (the “Operating Partnership”) and Kilroy Realty TRS, Inc. (the “TRS”), and directors of the Company and the TRS. The 2006 Incentive Award Plan will become effective upon approval by our stockholders. If the 2006 Incentive Award Plan is approved by our stockholders, we intend to terminate the Company’s 1997 Stock Option and Incentive Plan (the “1997 Stock Incentive Plan”) effective upon such approval, and no additional awards will thereafter be made under the 1997 Stock Incentive Plan. Any awards outstanding upon the termination of the 1997 Stock Incentive Plan will remain outstanding and in full force and effect in accordance with the terms of such plan and the applicable award agreement. If the 2006 Incentive Award Plan is not approved by our stockholders, it will not become effective and the 1997 Stock Incentive Plan will continue in full force and effect in accordance with its terms. If the 2006 Incentive Award Plan is approved by our stockholders, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our Common Stock and other securities issuable under the 2006 Incentive Award Plan.

The Board believes that the 2006 Incentive Award Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

A summary of the principal provisions of the 2006 Incentive Award Plan is set forth below. This summary is qualified in its entirety by reference to the 2006 Incentive Award Plan itself, which is included as Appendix A.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our Common Stock that may be issued or awarded under the plan is 1,535,000 shares. To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of Stock subject to the award will again be available for the grant of an award pursuant to the 2006 Incentive Award Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will not be counted as issued or transferred to the participant under the 2006 Incentive Award Plan and will again be available for the grant of an award pursuant to the 2006 Incentive Award Plan. For purposes of calculating the number of shares available for issuance under the 2006 Incentive Award Plan, each profits interest unit awarded under the plan will count as one share, and, to the extent that a stock appreciation right (or a “SAR”) is exercised for stock, only the number of shares actually issued or transferred upon such exercise will be counted. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the plan.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options at the end of the last fiscal year is presented below under the caption “Executive Compensation—Equity Compensation Plan Information.” Based on our equity award plans in effect and outstanding awards at March 3, 2006, if stockholders approve the 2006 Incentive Award Plan the total number of shares subject to outstanding awards and available for future issuance under the new Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards*	226,660
Shares available for future issuance under equity compensation plans, including the 2006 Incentive Award Plan	1,535,000

Total shares	1,761,660

Percentage of outstanding shares**	5.9%

*	Includes 148,660 shares outstanding as restricted stock; all other outstanding awards are stock options, which have a weighted average exercise price of $24.41 per share and a weighted average remaining term of 3.3 years. A total of 202,138 additional shares remained available for new awards under existing plans at March 3, 2006, but such shares will no longer be available for grant or issuance under the existing plans upon the effectiveness of the 2006 Incentive Award Plan.
**	Shares outstanding includes all Common Stock outstanding at March 3, 2006, not including shares reserved for future issuance under the existing plans and shares to be reserved under the 2006 Incentive Award Plan.

Awards

The 2006 Incentive Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the plan may be assigned, transferred or otherwise disposed of by the grantee, except by will or the laws of descent and distribution. The plan administrator may, however, permit an award to be transferred to certain persons or entities related to the participant or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year is 500,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $10,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Incentive Award Plan. The option exercise price of all stock options granted pursuant to the plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

The plan administrator will determine the methods of payment of the exercise price of an option, including, without limitation, cash, shares of our stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no participant who is a member of our board of directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of our stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan. The plan administrator may elect to pay SARs in cash, in our stock or in a combination of cash and our stock.

Other Awards Under the Plan

The 2006 Incentive Award Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of our stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or the TRS, or a director of the Company or the TRS, provided that the plan administrator, in its sole and absolute discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award, other than profits interest units, will be made in cash, in our stock or a combination of both, as determined by the plan administrator. Any such award will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.    Awards of performance shares are denominated in a number of shares of our stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.    Awards of performance stock units are denominated in unit equivalent of shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments.    Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units.    Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units.    To the extent authorized by the partnership agreement of the Operating Partnership, the Incentive Award Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards.    Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of Common Stock or the right to purchase shares of Common Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Common Stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, Common Stock, units of the Operating Partnership, or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards.    Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be a performance-based award as described below.

Performance-Based Awards

The plan administrator may grant awards other than options and stock appreciation rights to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to comparable performance in an earlier period or as compared to results of a peer group, industry index or other companies. With regard to a particular performance period, the plan administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company, the Operating Partnership, or the TRS on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Administration

The 2006 Incentive Award Plan will be administered by a committee consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Internal Revenue Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Executive Compensation Committee will be the administrator of the 2006 Incentive Award Plan. However, our full board of directors will administer the plan with respect to awards granted to our independent directors. In addition, our board may at any time exercise any rights and duties of the Executive Compensation Committee under the plan.

The governance of the Executive Compensation Committee is subject to the charter of such committee as approved by the Board. Any action taken by the Executive Compensation Committee will be valid and effective, whether or not members of the committee at the time of such action are later determined not to have satisfied the requirements for membership provided in the 2006 Incentive Award Plan or the charter.

The plan administrator will have the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the plan administrator will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS (approximately 150 persons as of the date of this Proxy Statement), are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, other incentive awards and performance bonus awards under the 2006 Incentive Award Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make such proportionate adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the 2006 Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control of the Company (as defined in the 2006 Incentive Award Plan) in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2006 Incentive Award Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.

Termination or Amendment

With the approval of our board of directors, the plan administrator may terminate, amend, or modify the 2006 Incentive Award Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options or SAR with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option or SAR beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price and no award may be granted in exchange for the cancellation or surrender of an option or SAR with a per share exercise price that is greater than the fair market value on the date of such grant or cancellation.

No award may be granted pursuant to the 2006 Incentive Award Plan after the tenth anniversary of the effective date of the plan. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the 2006 Incentive Award Plan and the applicable award agreement.

Additional Restrictions on Awards

The 2006 Incentive Award Plan will be interpreted in a manner consistent with our status as a REIT. No award will be granted or become exercisable or payable under the plan to the extent that the grant, exercise or payment would violate the stock ownership limits contained in our charter or would impair our status as a REIT.

Code Section 409A

To the extent that the plan administrator determines that any award granted under the 2006 Incentive Award Plan is subject to Section 409A of the Internal Revenue Code (“Section 409A”), the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2006 Incentive Award Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Federal Income Tax Consequences

Stock Options.

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards.

The current federal income tax consequences of other awards authorized under the 2006 Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units.

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction, and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such profits interest units are generally taxed upon a disposition of the profits interest unit or distributions of money to the extent that such amounts received exceed the basis in the profits interest units. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the profits interest units.

If profits interests units are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self-

employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A.

Certain types of awards under the 2006 Incentive Award Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2006 Incentive Award Plan and awards granted under the 2006 Incentive Award Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Incentive Award Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Incentive Award Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Incentive Award Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Plan Benefits

No awards will be granted pursuant to the 2006 Incentive Award Plan until it is approved by the Company’s stockholders. In addition, awards are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2006 Incentive Award Plan or the benefits that would have been received by such participants if the 2006 Incentive Award Plan had been effect in the year ended December 31, 2005.

Vote Required

Approval of the 2006 Incentive Award Plan requires approval by a majority of votes cast at the Annual Meeting, and the total vote cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal.

The Board recommends a vote FOR approval of the 2006 Incentive Award Plan.

Directors Continuing in Office

Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

Name	Age	Position With The Company	Term Expiration
John B. Kilroy, Sr.	83	Chairman of the Board	2008
Edward F. Brennan, Ph.D.	54	Director	2008
John R. D’Eathe	70	Director	2007
William P. Dickey	63	Director	2007
Matthew J. Hart	53	Director	2008

John B. Kilroy, Sr. has served as the Company’s Chairman of the Board since its incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981, and has served as its Chairman of its Board of Directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., the Company’s President and Chief Executive Officer.

Edward F. Brennan, Ph.D., has been a member of the Company’s Board since July 2003. Dr. Brennan is currently President and Chief Operating Officer of CryoCor, since January 2005, and became Chairman of HemoSense in January 2004. While a director, since 2000, of HemoSense, he was also a managing partner of Perennial Investments, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. He also served on the board of directors of Molecumetrics, Inc., wholly- owned by Tredegar Corp. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for 26 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several private companies and previously served on the Board of the American Heart Association, Santa Clara chapter. Dr. Brennan holds a B.A. degree in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz.

John R. D’Eathe has been a member of the Company’s Board since October 1997. Mr. D’Eathe is a 40-year veteran of real estate development and management in Canada, Europe and the United States. Since 1980, Mr. D’Eathe has been serving as the President of Freehold Development Canada Ltd., which is primarily focused on commercial and industrial development in western Canada. From 1970 to 1979, Mr. D’Eathe was President and Chief Executive Officer of Canadian Freehold Properties Ltd., a Canadian-based development company involved in commercial projects in both Canada and the United States. From 1965 to 1969, he served as a Director and Senior Vice President of Grosvenor International, a private real estate group that owns and develops property around the world. Mr. D’Eathe is a director of Bentall Capital Management, one of Canada’s largest pension fund real estate investment and advisory firms. In addition, he has been the Chairman of Spark Music Inc., of Vancouver since 1992. Mr. D’Eathe holds an honors Bachelor of Laws degree from London University, UK and is an associate member of The Canadian Bar Association.

William P. Dickey has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters Degree from Georgetown University and his Juris Doctor Degree from Columbia Law School.

Matthew J. Hart has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Hart is President and Chief Operating Officer of Hilton Hotels Corporation. He has responsibility for all operational aspects of the company, including owned and managed hotel operations, franchising, and brand development. He also oversees the company’s timeshare operation, Hilton Grand Vacations Company, as well as the company’s architecture, construction and purchasing functions. Mr. Hart had been Executive Vice President and Chief Financial Officer since joining Hilton in May of 1996. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer for the Walt Disney Company, where he was responsible for the company’s corporate and project finance activities. Before joining Disney, Mr. Hart served as Executive Vice President and Chief Financial Officer for the Host Marriott Corporation. He held various financial positions at Marriott Corporation (prior to the formation of Host Marriott), which he joined in 1981 as Manager, Project Finance. Mr. Hart was a lending officer with Bankers Trust Company in New York from 1976 until 1981. Mr. Hart is on the Board of Directors of Heal the Bay, a non-profit organization. He graduated cum laude from Vanderbilt University in 1974 and received his MBA from Columbia University in 1976.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2005, the Board held eight meetings. All directors attended 75% or more of the total number of meetings of the Board and of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All seven directors attended the 2005 annual meeting.

Independent Directors

Each of Messrs. D’Eathe, Dickey, Hart and Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An “Independent Director” is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s corporate governance guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000. The Independent Directors held one meeting during 2005.

Non-Management Directors

Each of Messrs. Kilroy, Sr., D’Eathe, Dickey, Hart, Kinsella and Dr. Brennan, are considered by the Board to be Non-Management Directors. Non-Management Directors are all those Directors who are not company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Committees

The Board of Directors of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee, and Executive Committee.

Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Hart, who serves as its Chairman, and Messrs. D’Eathe and Dickey. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Messrs. Hart, D’Eathe and Dickey is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Audit Committee held seven meetings during 2005. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Executive Compensation Committee currently consists of three Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. D’Eathe and Kinsella. The function of the Executive Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) implement the Company’s 1997 Stock Incentive Plan and any other incentive programs. The Executive Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Executive Compensation Committee held six meetings during 2005. Information concerning the specific functions performed by the Executive Compensation Committee is set forth in the “Executive Compensation Committee Report on Executive Compensation” below.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of the Company’s five Independent Directors. Mr. Dickey serves as its Chairman. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill board vacancies, and (iii) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee and the Company’s corporate governance guidelines, which were adopted by the Board, are available on the Company’s website at http://www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held two meetings during 2005.

Independent Committee.    The Independent Committee consists of the Company’s five Independent Directors. Mr. Kinsella serves as its Chairman. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2005.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time (the “Partnership Agreement”) of the Operating Partnership, to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2005.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i), and the current listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors on March 8, 2004.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005 with management and the Company’s independent auditors. The Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect. In addition, the Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent auditors. The Committee held seven meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 1, 2006.

Audit Committee

Matthew J. Hart, Chairman

John R. D’Eathe

William P. Dickey

Compensation of Directors

Under the current compensation program, the Company pays each of its non-employee directors annual cash compensation of $30,000 for his services and $1,500 for each Board meeting attended by such director. Each non-employee director also receives annual compensation of $5,000 for each committee of which he is a member, with the exception of the members of the Audit Committee who receive additional annual cash compensation of $7,500. The chairman of each committee receives additional annual cash compensation of $10,000, with the exception of the chairman of the Audit Committee who receives additional annual cash compensation of $20,000. Directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Officers of the Company who are directors are not paid any directors fees.

In addition, upon initial election to the Board, each non-employee director receives a grant authorized under the Company’s 1997 Stock Incentive Plan of 1,000 restricted shares of Common Stock that vest in equal annual installments over four years. Also, each non-employee director receives an annual grant authorized under the 1997 Stock Incentive Plan of restricted shares of Common Stock valued at $20,000 on the date of grant that vest in equal annual installments over two years. Each non-employee director grant provides that the restricted shares will vest in full in the event of a change of control of the Company (as defined in the 1997 Stock Incentive Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement.

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications as a guideline in considering nominations to the Company’s Board of Directors. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to board balance and diversity. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes, which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee will consider incumbent board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Committee member.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2007 annual meeting of stockholders must be received in writing not later than November 30, 2006. Each security holder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•	If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•	If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the New York Stock Exchange, and (iii) satisfies the Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board of Directors c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted to the Company’s website at http://www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Named Executive Officers of the Company as defined on page 20:

Name	Age	Position
John B. Kilroy, Jr.	57	President, Chief Executive Officer and Director
Jeffrey C. Hawken	47	Executive Vice President and Chief Operating Officer
Richard E. Moran Jr.	54	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	49	Senior Vice President, San Diego Development
Tyler H. Rose	45	Senior Vice President and Treasurer

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under “Proposal 1: Election of Directors—Nominees for Director.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since it commenced operations as a public company in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council and Political Action Committee. Mr. Hawken is an active member of the Young President’s Organization, Santa Monica Bay Chapter and participates on the executive committee and is currently the President’s Forum Vice Chair. He is also a member of the Board of The New Majority Los Angeles chapter and currently serves as membership chairman. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Richard E. Moran Jr. has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Prior to that, Mr. Moran was Executive Vice President, Corporate Finance and Treasurer of The Irvine Company, where he was employed from 1977 to 1993. Previously, he was a certified public accountant and was employed by the public accounting firm of Coopers & Lybrand. He is a member of the Urban Land Institute and serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley. Mr. Moran received a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in Accounting from Boston College.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

Tyler H. Rose was appointed Senior Vice President and Treasurer in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a degree of Master of Business Administration from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

EXECUTIVE COMPENSATION

The following table sets forth the salary rates and other compensation paid for the fiscal years ended December 31, 2005, 2004 and 2003, to the Chief Executive Officer and each of the Company’s next four most highly compensated executive officers (the “Named Executive Officers”). The Company has entered into employment agreements with each of its Named Executive Officers, except for Steven R. Scott, as described below. See “—Employment Agreements.”

									Long-Term Compensation(1)
									Awards			Payouts
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Restricted Stock Awards ($)(2)			LTIP Payouts ($)(3)
John B. Kilroy, Jr. Director, President and Chief Executive Officer	2005 2004 2003	$ $ $	875,000 875,000 875,000	$ $ $	1,125,000 1,125,000 1,110,000	$ $ $	85,482 70,987 60,997	(4) (4) (4)	$ $ $	1,704,866 1,478,630 1,438,750	(5) (6) (7)	$38,705,648

Jeffrey C. Hawken Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	425,000 425,000 425,000	$ $ $	675,000 675,000 666,000	$ $	66,899 51,886 (9	(8) (8) )	$ $ $	1,111,578 960,750 934,500	(5) (6) (7)	$19,352,825

Richard E. Moran Jr. Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$ $ $	400,000 400,000 400,000	$ $ $	450,000 450,000 444,000		(9 (9 (9	) ) )	$ $ $	681,947 591,450 575,500	(5) (6) (7)	$13,618,654

Steven R. Scott Senior Vice President, San Diego Development	2005 2004 2003	$ $ $	258,000 250,000 246,000	$ $ $	300,000 225,000 200,000		(9 (9 (9	) ) )	$ $ $	1,000,000 500,000 450,000	(5) (6) (7)

Tyler H. Rose Senior Vice President and Treasurer	2005 2004 2003	$ $ $	258,000 250,000 246,000	$ $ $	275,000 225,000 187,500		(9 (9 (9	) ) )	$ $ $	500,000 375,000 300,000	(5) (6) (7)

(1)	Options to purchase an aggregate of 78,000 shares of Common Stock granted to directors and certain employees of the Company are currently outstanding. Such options vested pro rata in annual installments over a three-year period. In addition, 148,660 restricted shares of Common Stock that have been granted remain subject to vesting. Please refer to footnotes 5, 6 and 7 below with respect to the vesting periods of the restricted stock grants. As of the date of this Proxy Statement, 202,138 shares of Common Stock remain reserved and available for issuance under the 1997 Stock Incentive Plan.

(2)	Represents the value of restricted shares of the Company’s Common Stock granted under the 1997 Stock Incentive Plan for each covered fiscal year based on the closing sale price of our Common Stock on the date of grant as reported on the New York Stock Exchange. The restricted shares vest on either the first anniversary of the date of grant or ratably over a two- or five-year period, assuming the Named Executive Officer is still an employee of the Company or otherwise eligible for vesting on the vesting date. The grantees pay $0.01 per restricted share and are entitled to current voting rights and dividend payments under the terms of their respective restricted stock agreements.

As of December 31, 2005, the total holdings of restricted stock of the Named Executive Officers and the market value of such holdings based on $61.90 per share of our Common Stock, the closing sale price of our Common Stock on December 30, 2005 (the last trading day of the year ended December 31, 2005) as reported on the New York Stock Exchange, were as follows:

Named Executive Officer	Total Number of Restricted Shares Held at 12/31/2005*	Total Value of Restricted Shares Held at 12/31/2005
John B. Kilroy, Jr.	51,093	$3,162,657
Jeffrey C. Hawken	33,458	$2,071,050
Richard E. Moran Jr.	20,437	$1,265,050
Steven R. Scott	21,776	$1,347,934
Tyler H. Rose	15,525	$960,998
*	Does not include shares of restricted stock granted in January 2006 and February 2006 related to services rendered during the fiscal year ended December 31, 2005.

(3)	Represents payouts approved by the Executive Compensation Committee and paid in January 2006 under the Company’s special long-term compensation program, which provided for cash compensation to be earned by the Company’s executive officers at December 31, 2005 if the Company attained certain performance measures based on annualized total stockholder returns on an absolute and relative basis over a three-year period. See “Executive Compensation Committee Report on Executive Compensation” below.

(4)	For 2005, represents (i) healthcare insurance premiums paid by the Company in the amount of $26,259; (ii) an automobile allowance of $26,662; (iii) club dues of $23,561; and (iv) $9,000 contributed by the Company to Mr. Kilroy, Jr.’s 401(k) account. For 2004, represents (i) healthcare insurance premiums paid by the Company in the amount of $25,458; (ii) an automobile allowance of $31,082; (iii) club dues of $6,447; and (iv) $8,000 contributed by the Company to Mr. Kilroy, Jr.’s 401(k) account. For 2003, represents (i) healthcare insurance premiums paid by the Company in the amount of $17,451; (ii) an automobile allowance of $30,446; (iii) club dues of $6,100; and (iv) $7,000 contributed by the Company to Mr. Kilroy, Jr.’s 401(k) account.

(5)	In January 2006, the Company’s Executive Compensation Committee granted restricted shares of the Company’s Common Stock to Messrs. Kilroy, Hawken, and Moran under the Company’s 1997 Stock Incentive Plan. These shares were granted at a value of $66.13 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2005 Restricted Stock Award and vest on January 11, 2007. The remaining shares granted relate to the 2005 Long-Term Incentive Award and vest in two equal annual installments over a two-year period. In February 2006, the Company’s Executive Compensation Committee granted restricted shares of the Company’s Common Stock to Messrs. Scott and Rose under the 1997 Stock Incentive Plan. The shares relate to the 2005 Long-Term Incentive Award and were granted at a value of $70.16 per share, the Company’s closing price on the grant date. The shares granted to Messrs. Scott and Rose vest in five equal annual installments over a five-year period. The Named Executive Officers are entitled to receive dividends in respect of all such restricted shares. The following table sets forth the number of shares granted to each Named Executive Officer in connection with the 2005 Restricted Stock Award and the 2005 Long-Term Incentive Award.

	2005 Restricted Stock Award	2005 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	5,671	20,110	25,781
Jeffrey C. Hawken	3,403	13,407	16,810
Richard E. Moran Jr.	2,269	8,044	10,313
Steven R. Scott	—	14,254	14,254
Tyler H. Rose	—	7,127	7,127

Total	11,343	62,942	74,285

(6)	In February 2005, the Company’s Executive Compensation Committee granted restricted shares of the Company’s Common Stock to the Named Executive Officers under the Company’s 1997 Stock Incentive Plan. All of the shares issued were granted at a value of $41.35 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2004 Restricted Stock Award and vested on February 23, 2006. The other shares granted relate to the 2004 Long-Term Incentive Award. The shares granted to Messrs. Rose and Scott vest in five equal annual installments over a five-year period. The remaining 2004 Long-Term Incentive Award shares granted vest in two equal annual installments over a two-year period. The Named Executive Officers are entitled to receive dividends in respect of all such restricted shares. The following table sets forth the number of shares granted to each Named Executive Officer in connection with the 2004 Restricted Stock Award and the 2004 Long-Term Incentive Award.

	2004 Restricted Stock Award	2004 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	9,069	26,690	35,759
Jeffrey C. Hawken	5,442	17,794	23,236
Richard E. Moran Jr.	3,628	10,676	14,304
Steven R. Scott	—	12,092	12,092
Tyler H. Rose	—	9,069	9,069

Total	18,139	76,321	94,460

(7)	In February 2004, the Company’s Executive Compensation Committee granted restricted shares of the Company’s Common Stock to the Named Executive Officers under the Company’s 1997 Stock Incentive Plan. All of the shares issued were granted at a value of $34.85 per share, the Company’s closing share price on the grant date. Certain of the shares granted relate to the 2003 Restricted Stock Award and vested on February 10, 2005. The other shares granted relate to the 2003 Long-Term Incentive Award. The shares granted to Messrs. Rose and Scott vest in four equal annual installments over a four-year period. The remaining 2003 Long-Term Incentive Award shares granted vest in two equal annual installments over a two-year period. The Named Executive Officers are entitled to receive dividends in respect of all such restricted shares. The following table sets forth the number of shares granted to each Named Executive Officer in connection with the 2003 Restricted Stock Award and the 2003 Long-Term Incentive Award.

	2003 Restricted Stock Award	2003 Long-Term Incentive Award	Total
John B. Kilroy, Jr.	10,617	30,668	41,285
Jeffrey C. Hawken	6,370	20,445	26,815
Richard E. Moran Jr.	4,247	12,267	16,514
Steven R. Scott	—	12,913	12,913
Tyler H. Rose	—	8,609	8,609

Total	21,234	84,902	106,136

(8)	For 2005, represents (i) healthcare insurance premiums paid by the Company in the amount of $26,259; (ii) an automobile allowance of $18,011; (iii) club dues of $15,629; and (iv) $7,000 contributed by the Company to Mr. Hawken’s 401(k) account. For 2004, represents (i) healthcare insurance premiums paid by the Company in the amount of $25,458; (ii) an automobile allowance of $17,375; (iii) club dues of $2,553; and (iv) $6,500 contributed by the Company to Mr. Hawken’s 401(k) account.

(9)	The aggregate amount of the perquisites and other personal benefits, securities or property for the Named Executive Officer not otherwise disclosed in the table is less than the lesser of $50,000 or 10% of the total of salary and bonus for such Named Executive Officer for the year presented.

Option/SAR Grants in Last Fiscal Year

The Company did not grant options to purchase any shares of Common Stock or SARs to the Named Executive Officers during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

There were no options or SARs exercised by Named Executive Officers during the year ended December 31, 2005. There were no outstanding options or SARs held by the Named Executive Officers at December 31, 2005.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options(a)	Weighted-Average Exercise Price of Outstanding Options(b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by stockholders	78,000	$24.41	287,471
Equity Compensation plans not approved by stockholders	N/A	N/A	N/A

Total	78,000	$24.41	287,471

(1)	Includes shares available for future restricted stock grants under the 1997 Stock Incentive Plan.

401(k) Plan

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions up to a maximum of five percent of the participant’s annual salary and subject to certain other limits. Participants vest immediately in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan after three months of credited service with the Company. For the year ended December 31, 2005, the Company’s contribution to the 401(k) Plan was approximately $377,000. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Employment Agreements

Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., and Tyler H. Rose has entered into an employment agreement with the Company. Each of the employment agreements has a one-year term and, if not terminated by either party, is subject to automatic one-year renewals. Each of the employment agreements provides that the amount paid for annual base compensation and the amount of any bonus is determined at the discretion of the Executive Compensation Committee.

The employment agreements entitle the executives to participate in the Company’s 1997 Stock Incentive Plan and to receive certain other insurance benefits. The employment agreements also provide that in the event of death, the executive’s estate will receive monthly payments of the executive’s annual salary, plus one-twelfth of any bonus to be received, for a period equal to the lesser of the term remaining under the employment agreement or one year. In addition, in the event of a termination by the Company without “cause,” a termination of employment resulting from “disability,” a termination by the executive for “good reason,” or, in the case of Mr. Kilroy and Mr. Moran, a termination pursuant to a “change of control” of the Company, the terminated executive will be entitled to (i) severance (the “Severance Amount”) and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and the receipt of other customary benefits established by the Company for its executive employees for two years following the date of termination (collectively, the “Severance Benefits”). The Severance Amount is equal to the sum of two times the executive’s average annual base compensation and two times the highest annual bonus received during the preceding 36-month period.

Under the employment agreements, “disability” means a physical or mental disability or infirmity which, in the opinion of a physician selected by the Board, renders the executive unable to perform his duties for six consecutive months or for shorter periods aggregating 180 business days in any 12-month period (but only to the extent that such definition does not violate the Americans with Disabilities Act). “Cause,” as defined under the terms of the respective employment agreements, means (i) the executive’s conviction for commission of a felony or a crime involving moral turpitude, (ii) the executive’s willful commission of any act of theft, embezzlement or misappropriation against the Company or (iii) the executive’s willful and continued failure to substantially perform the executive’s duties (other than such failure resulting from the executive’s incapacity due to physical or mental illness), which is not remedied within a reasonable time. “Good reason” means (i) the Company’s material breach of any of its obligations under the employment agreement (subject to certain notice and cure provisions) or (ii) any removal of the executive from one or more of the appointed offices or any material alteration or diminution in the executive’s authority, duties or responsibilities, without “cause” and without the executive’s prior written consent. “Change of Control” means (i) the event by which the individuals constituting the Board as of the date of the Company’s initial public offering cease for any reason to constitute at least a majority of the Company’s Board; provided, however, that if the election, or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least a majority of the members of the original Board, such new director shall be considered a member of the original Board; (ii) an acquisition of any voting securities of the Company by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20%, or more of the combined voting power of the Company’s then outstanding voting securities unless such acquisition was approved by a vote of at least one more than a majority of the original Board; or (iii) approval by the stockholders of the Company of (a) a merger, consolidation, share exchange or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; (b) a complete liquidation or dissolution of the Company; or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is composed of Edward F. Brennan, Ph.D., John R. D’Eathe and Dale F. Kinsella. There are no Executive Compensation Committee interlocks and no employees of the Company participate on the Executive Compensation Committee.

Executive Compensation Committee Report on Executive Compensation

The Executive Compensation Committee (the “Committee”) is composed of three Independent Directors.

Role of the Committee

The Committee is responsible for:

•	Reviewing the compensation philosophy of the Company;

•	Reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of those goals and objectives and determining and approving the compensation of the chief executive officer based on such evaluation;

•	Reviewing and approving all compensation for the Company’s other senior officers, including cash and equity incentive compensation awards, and all senior officers’ employment agreements and severance arrangements;

•	Administering and reviewing all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•	Determining the Company’s policy with respect to change of control or “parachute” payments; and

•	Preparing this Executive Compensation Committee Report.

The Committee’s Charter, posted on the Company’s website at http://www.kilroyrealty.com, reflects these various responsibilities, and the Committee and Board periodically review and revise the Charter. The Committee’s membership is determined by the Board and is composed entirely of Independent Directors. There were six meetings of the Committee in 2005, one of which was an executive session with no Company employees present. The Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee. In accordance with the Committee’s Charter, the Committee periodically retains independent compensation and other management consultants, who do not advise the Company, to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company’s key personnel, as well as to advise the Committee with respect to the development of near-term individual performance objectives that will contribute to the Company’s short-term and long-term profitability.

General Policies Regarding Compensation of Executive Officers

The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the Committee seeks to:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the officers’ incentive to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of restricted stock and stock options.

Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence stockholder value. To that end, it is the view of the Board that the total compensation program for executive officers should consist of the following components, which are described further below:

•	Salaries;

•	Annual incentive bonus;

•	Long-term incentive compensation; and

•	Multi-year outperformance incentive award.

Determination of Compensation of Executive Officers for the Year 2005

Consistent with prior years, an independent compensation consultant was retained by the Committee to assist it in the determination of the key elements of the compensation programs for fiscal year 2005. The compensation consultant engaged by the Committee is an independent consultant specializing in compensation matters in the REIT and real estate industries. Both the Committee and the compensation consultant evaluated the following in determining the amount of the executive compensation relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

•	Performance of the Company for 2005 as compared to other REITs, with an emphasis on office REITs;

•	Performance of the Company for 2005 as compared to other real estate companies engaged in activities similar to those engaged in by the Company, with an emphasis on developers; and

•	The current economic environment of the real estate industry and the markets specific to the Company’s properties.

The compensation consultant provided advice to the Committee with respect to competitive practices and the amounts and nature of compensation paid to executives. The compensation consultant also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executives. Based upon the compensation consultant’s recommendations, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards the variable components in order to ensure that total compensation reflects the overall success or failure of the Company and to motivate executive officers to meet appropriate performance measures for 2005, thereby maximizing total return to stockholders.

In fiscal year 2005, the Company generated a total stockholder return of 50.8%, the highest among its peer group and the highest among the top 100 REITs included in the Standard & Poor’s REIT Index. The Company’s strong performance in 2005 exemplifies the Company’s continued achievement of industry-leading results, including the second highest annualized total stockholder return among the top 100 REITs included in the Standard & Poor’s REIT Index and the third highest among the REITs in the MSCI US REIT Index (RMS) over the three-year period ending on December 31, 2005. In accordance with the goal of the Company’s executive compensation program to link compensation to Company performance and the creation of stockholder value, the compensation paid to the Company’s executives for fiscal year 2005 reflects the Company’s strong results.

Base Salary.    Salary levels of executive officers were established after a review of REITs and other real estate companies deemed comparable to the Company. The Committee generally compares the Company’s performance with that of other REITs and real estate companies engaged in activities similar to those conducted by the Company. Individual base salaries are reviewed at least annually and salary increases are granted based on each executive’s performance and contribution to the overall success of the Company. Other subjective features are also considered, such as the individual’s experience.

Annual Incentive Bonus.    Annual cash and restricted stock awards are granted based upon corporate, operational and individual criteria.

For 2005, corporate goals were measured on the basis of achieving targeted earnings and operations objectives. These objectives included performance measures, such as Funds From Operations (“FFO”) per share, average occupancy, operating margins and leasing results and activity. Other operational goals were measured on the basis of achieving specific departmental strategic and operational objectives. Individual performance was assessed based upon each individual’s annual goals. Bonuses were determined on the basis of the foregoing.

Following a determination by the Committee that all corporate performance targets established by the Committee for the annual incentive element of the 2005 program were achieved and exceeded, in January 2006 11,343 shares of restricted stock were granted to certain of the Company’s Named Executive Officers under this program for services performed during 2005.

Long-Term Incentive Compensation.    The Committee recognizes that, while the annual incentive program provides awards for positive short-term and mid-term performance, the interests of the Company’s stockholders are best served by giving key employees a direct interest in the performance of the Company’s Common Stock through stock-based incentives.

The members of the Committee believe that share performance, over the long-term, will reflect executive performance and that such arrangements further reinforce management goals and incentives to enhance total stockholder return. To that end, a portion of the Company’s executive incentive compensation package is comprised of annual stock-based incentives that motivate executives to increase the total return to the Company’s stockholders through both increases in cash available for distribution as well as the quoted market price per share.

In granting stock-based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including an assessment of the executive’s achieved performance goals and objectives, and the amounts and value of long-term compensation and stock-based compensation received by similarly situated executives at competitor companies.

Annual long-term restricted stock awards are granted based upon corporate, operational and individual factors. For 2005, corporate targets were measured on the basis of achieving targeted earnings, operations, development and stockholder return objectives. These objectives, which are different than the Annual Incentive Bonus objectives discussed above, included performance measures such as FFO per share, revenues from stabilized development, new development starts, and total relative and absolute stockholder returns. Operational and development goals were measured on specific departmental strategic and operational objectives. Long-term restricted stock awards were determined on the basis of the foregoing.

Following a determination by the Committee that the Company achieved 96% of the maximum payment established by the Committee for the long-term incentive element of the 2005 program, in January and February 2006, a total of 62,942 shares of restricted stock were granted to the Company’s Named Executive Officers and 11,048 shares of restricted stock were granted to other senior officers of the Company under the long-term incentive compensation program for services performed during 2005. The Company did not grant options to purchase shares of Common Stock during 2005.

Special Multi-Year Outperformance Incentive Award.    The members of the Committee believe that the performance of long-term stockholder returns will reflect executive performance and that compensation arrangements that encourage management to maximize long-term stockholder returns further reinforce management goals and incentives to continuously increase total stockholder value. To that end, the special multi-year outperformance portion of the Company’s long-term executive compensation package provided for cash compensation to be earned by the Company’s executive officers at December 31, 2005 if the Company attained certain performance measures based on annualized total stockholder returns on an absolute and relative basis over a measurement period of approximately three years ended December 31, 2005. During the three-year period, the Company generated an annualized total stockholder return that exceeded all of the performance measures related to this program.

The special multi-year outperformance incentive award was adopted in March 2003 and was structured based on the recommendations of an independent compensation consultant specializing in the REIT and real estate industry. The targets for the relative component required the Company to obtain an annualized total return to stockholders at or above the 70th percentile of annualized total return to stockholders achieved by members of a pre-defined peer group during the same three-year period, and included additional incentives for annualized total return to stockholders at or above the 80th percentile. The absolute component was based on the amounts by which the annualized total return to stockholders over the three-year period exceeded 10%.

During the three-year period ending December 31, 2005, the Company achieved an annualized total stockholder return of 50.5%, (measured as the annual appreciation of the quoted common share price plus dividends paid during the period). The Company’s annualized total stockholder return during this period was the highest of any REIT in its pre-defined peer group. Notably, the Company’s annualized total stockholder return for the three-year period was also the second highest among the top 100 REITs included in the Standard & Poor’s REIT Index and the third highest among all of the approximately 109 REITs in the MSCI US REIT Index (RMS). Accordingly, as dictated by the pre-determined, results driven formula, in January 2006 the Company paid certain Named Executive Officers $71.7 million under this special multi-year incentive award program.

Chief Executive Officer Compensation.    The compensation of John B. Kilroy, Jr. for the year ended December 31, 2005 was determined in accordance with the criteria discussed above.

Under Mr. Kilroy’s leadership, the Company achieved and in most cases outperformed the pre-established thresholds and measures discussed above. In addition, the Company achieved a 50.8% annualized total stockholder return for calendar year 2005, and a 50.5% annualized total stockholder return over the three-year period ended December 31, 2005 (in both measurement periods annualized total stockholder return is measured as the annual appreciation of the quoted common share price plus dividends paid during the year(s)). Based on the recommendations of the Committee’s independent compensation consultant and in recognition of Mr. Kilroy’s contributions to the achievement of the Company’s goals and continued successful execution of the Company’s long-term business plan, in January 2006 the Committee granted to Mr. Kilroy 25,781 shares of restricted stock, of which 5,671 shares were granted as an annual incentive award that will vest on January 11, 2007 and 20,110 shares were granted as a long-term incentive award that will vest 50% on January 11, 2007 and 50% on January 11, 2008. In addition, under the special multi-year incentive award program adopted in 2003, Mr. Kilroy was paid a special cash award of $38,705,648. The Committee did not grant any options to purchase shares of Common Stock to Mr. Kilroy during 2005.

Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers of the Company. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m), which includes most stock option and other incentive arrangements, the material terms of which have been approved by stockholders.

Despite the fact that the Company’s incentive bonuses are determined based on the evaluation of the Company’s performance and take into consideration certain financial and strategic goals, the Committee does not apply these factors on a strict formulaic basis. As a result, the Company’s incentive bonuses may not satisfy the requirements of Section 162(m). The Committee believes that because the Company qualifies as a REIT under the Internal Revenue Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to distribute 90% of its taxable income. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible.

Executive Compensation Committee

Edward F. Brennan, Ph.D., Chairman

John R. D’Eathe

Dale F. Kinsella

PERFORMANCE GRAPH

The following line graph compares the change in the Company’s cumulative stockholder return on its shares of Common Stock to the cumulative total return of the NAREIT Equity REIT Total Return Index (“NAREIT Equity Index”), the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), and the SNL Office REIT (Equity) Index for the five-year period ended December 31, 2005. The Company includes an additional index, the SNL Office REIT (Equity) Index, to the performance graph since management believes it provides additional information to investors about the Company’s performance relative to a more specific peer group. The SNL Office REIT (Equity) Index is a published and widely recognized index that comprises 27 office equity REITs, including the Company. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 2000 and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

TOTAL RETURN PERFORMANCE

Measurement Period (Fiscal Year Covered)	Kilroy Realty Corp.	S&P 500 Index	NAREIT Equity Index	SNL Office REITs (Equity)(1)
12/31/00	100	100	100	100
12/31/01	101	88	114	105
12/31/02	95	69	118	101
12/31/03	146	88	162	134
12/31/04	200	98	213	164
12/31/05	302	103	239	185

(1)	This index is published by SNL Financial LC and includes the Company and 26 other office REITs.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 23, 2006, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of five percent or more of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units) (based on the share ownership of each such person or entity as of December 31, 2005), (ii) each director and each Named Executive Officer and (iii) the directors and such Named Executive Officers of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In the preparation of this table, the Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
Cohen & Steers Capital Management, Inc.	2,463,598	(3)	8.3%
T. Rowe Price Associates, Inc.	2,248,820	(4)	7.5%
JPMorgan Chase & Co.	1,769,946	(5)	5.9%
Deutsche Bank AG	1,691,687	(6)	5.7%
Barclays Global Investors, NA.	1,544,963	(7)	5.2%
Stichting Pensioenfonds ABP	1,500,000	(8)	5.0%
The Vanguard Group, Inc.	1,482,954	(9)	5.0%
John B. Kilroy, Sr.	1,157,097	(10)	3.8%
John B. Kilroy, Jr.	1,079,130	(11)	3.5%
Richard E. Moran Jr.	164,776	(12)	*
Jeffrey C. Hawken	132,020	(13)	*
Tyler H. Rose	47,049	(14)	*
Matthew J. Hart	37,852	(15)	*
William P. Dickey	34,852	(16)	*
Steven R. Scott	34,305	(17)	*
John R. D’Eathe	32,445	(18)	*
Dale F. Kinsella	22,852	(19)	*
Edward F. Brennan, Ph.D.	2,063	(20)	*
All directors and Named Executive Officers as a group (11 persons)			8.7%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of December 31, 2005 are exercised and that no options to acquire shares of Common Stock held by other persons are exercised.

(3)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by Cohen & Steers Capital Management, Inc. (“Cohen & Steers”). The address for Cohen & Steers is 280 Park Avenue, New York, New York, 10017.

(4)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland, 21202.

(5)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006 by JPMorgan Chase & Co. (“JPMorgan Chase”). The address for JPMorgan Chase is 270 Park Avenue, New York, New York, 10017.

(6)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006 by Deutsche Bank AG. (“Deutsche Bank”). The address for Deutsche Bank is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

(7)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13Gs filed with the Securities and Exchange Commission on January 26, 2006 and February 9, 2006 by Barclays Global Investors, NA. (“Barclays Global Investors”). The address for Barclays Global Investors is 45 Freemont Street, San Francisco, California, 94105.

(8)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006 by Stichting Pensioenfonds ABP (“Stichting Pensioenfonds”). The address for Stichting Pensioenfonds is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands.

(9)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(10)	Includes (i) 850,760 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, Kilroy Airport Imperial Co. (“KAICO”), and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”), and allocated to John B. Kilroy, Sr. as one of its shareholders), (ii) 305,581 shares of Common Stock beneficially owned by John B. Kilroy, Sr., and (iii) 756 restricted shares of Common Stock held directly.

(11)	Includes (i) 877,312 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KAICO and Kilroy Technologies and allocated to John B. Kilroy, Jr. as one of its two shareholders), (ii) 162,692 shares of Common Stock held directly and (iii) 39,126 restricted shares of Common Stock held directly.

(12)	Includes (i) 149,125 shares of Common Stock held directly and (ii) 15,651 restricted shares of Common Stock held directly.

(13)	Includes (i) 106,313 shares of Common Stock held directly and (ii) 25,707 restricted shares of Common Stock held directly.

(14)	Includes (i) 28,363 shares of Common Stock held directly and (ii) 18,686 restricted shares of Common Stock held directly.

(15)	Includes (i) 37,096 shares of Common Stock held directly and (ii) 756 restricted shares of Common Stock held directly.

(16)	Includes (i) 11,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2005, (ii) 23,096 shares of Common Stock held directly and (iii) 756 restricted shares of Common Stock held directly.

(17)	Includes (i) 3,922 shares of Common Stock held directly and (ii) 30,383 restricted shares of Common Stock held directly.

(18)	Includes (i) 31,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2005, (ii) 689 shares of Common Stock held directly and (iii) 756 restricted shares of Common Stock held directly.

(19)	Includes (i) 16,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of December 31, 2005, (ii) 6,096 shares of Common Stock held directly and (iii) 756 restricted shares of Common Stock held directly.

(20)	Includes (i) 807 shares of Common Stock held directly and (ii) 1,256 restricted shares of Common Stock held directly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005, no directors or executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC (“KSLLC”) or any other subsidiary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2005 all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2007 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by November 30, 2006.

The Company’s bylaws require a stockholder desiring to present a proposal for a vote at the 2007 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 50 days nor more than 75 days prior to the 2007 annual meeting or (ii) if the Company provides less than 65 days public notice of the date of its annual meeting, then not later than the 15th day following the earlier of the day on which public notice of the date for the 2007 annual meeting is published or mailed. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2007 annual meeting or have a proposal properly brought before the 2007 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2007 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2007 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Proposal 1: Election of Directors—Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) has served as the Company’s independent public accountants since its inception as a public company in January 1997 and has been selected by the Audit Committee to continue to serve as the Company’s independent public accountants for the first quarter of fiscal year 2006. Consistent with past practice, the Audit Committee will appoint the Company’s independent public accountants for the full current fiscal year at its meeting to be held during the second quarter.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this proxy statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2005 and 2004 are as follows:

Fees(1)	2005	2004
Audit Fees (2)	$764,374	$571,783
Audit-Related Fees (3)	21,000	26,239
Tax Fees (4)	256,660	263,097
All Other Fees	—	—

	$1,042,034	$861,119

(1)	All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)	Includes the aggregate fees billed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q and amendments to those reports, consultations with Company’s management on technical accounting and regulatory issues, and the audit of internal controls over financial reporting. The amount reported for 2004 also includes fees for services associated with the review of the Company’s registration statements filed with the SEC and preferred securities offerings.

(3)	Includes the aggregate fees billed for the audit of the Company’s 401(K) plan.

(4)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance and the coordination of the Company’s property tax correspondence and property tax appeals process.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of Mellon Investor Services LLC to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of a third-party solicitor to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $25,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Form 10-K for the period ended December 31, 2005. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 7, 2006

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

APPENDIX A

KILROY REALTY

2006 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12 hereof.

2.7 “Company” means Kilroy Realty Corporation, a Maryland corporation.

2.8 “Company Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9 “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10 “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

2.11 “Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12 “Covered Employee” means a Company Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.14 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

2.15 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16 “Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.18 “Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred, or, (b) such other determination of the fair market value of a share of Stock as established from time to time by the Committee acting in good faith.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.27 “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.28 “Partnership” means Kilroy Realty, L.P., a Delaware limited partnership.

2.29 “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

2.30 “Partnership Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.31 “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.32 “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4.

2.33 “Partnership Purchase Price” has the meaning set forth in Section 5.4.

2.34 “Partnership Purchased Shares” has the meaning set forth in Section 5.4.

2.35 “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.36 “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees, which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.37 “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.38 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award other than a Performance-Based Award.

2.39 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, the TRS, the Partnership or any Subsidiary, or the financial statements of the Company, the TRS, the Partnership or any Subsidiary, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.40 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.41 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.42 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.43 “Plan” means this Kilroy Realty 2006 Incentive Award Plan, as it may be amended from time to time.

2.44 “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

2.45 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.46 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.47 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.48 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50 “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.51 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.52 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.53 “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.54 “TRS” means Kilroy Realty TRS, Inc., a Delaware corporation.

2.55 “TRS Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.56 “TRS Director” means a member of the Board of Directors of the TRS.

2.57 “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.58 “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5.

2.59 “TRS Purchase Price” has the meaning set forth in Section 5.5.

2.60 “TRS Purchased Shares” has the meaning set forth in Section 5.5.

2.61 “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 hereof and Section 3.1(b) hereof, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 1,535,000.

(b) To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award shall not be counted as issued or transferred to the

Participant under the Plan and shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one share of Stock for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a) and for purposes of calculating the share limitation set forth in Section 3.3. To the extent that a SAR is exercised for Stock, only the number of shares actually issued or transferred upon such exercise will be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards, shall not be counted against the shares available for issuance or transfer under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000 and, with respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $10,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1 General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant.    All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options.    Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners.    An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements.    Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Transfer of Shares to a Company Employee, Consultant or Independent Director.    As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

5.4 Transfer of Shares to a Partnership Employee or Consultant.    As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5 Transfer of Shares to a TRS Employee, Consultant or Director.    As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the

Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6 Transfer of Payment to the Partnership.    As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.7 Allocation of Payment upon Option Exercise.    Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Profits Interest Units.    Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8 Other Incentive Awards.    Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

8.9 Performance Bonus Awards.    Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

8.10 Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11 Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.12 Exercise upon Termination of Employment or Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, however, that, to the extent required to preserve tax deductibility under Section 162(m) of the Code, any such provision with respect to Performance Shares or Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation shall be subject to the applicable requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.13 Form of Payment.    Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14 Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a

Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Company Subsidiary, the Partnership or a Partnership Subsidiary, or the TRS or a TRS Subsidiary, on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, to the extent required in order to preserve tax deductibility under Code Section 162(m). In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.    Notwithstanding any other provision of the Plan, to the extent required in order to preserve tax deductibility under Code Section 162(m), any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4 Beneficiaries.    Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of

Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

11.2 Acceleration Upon a Change in Control.    Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2 Support for the Committee.    Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the

TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3 Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding.    The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act or Independent Directors, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date.    The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2 Expiration Date.    No Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination.    Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (I) no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Award is granted, (II) except as permitted by Article 11 hereof, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price, and (III) except as permitted by Article 11 hereof, no Award may be granted in exchange for the cancellation or surrender of an Option or SAR with a per share exercise price that is greater than the Fair Market Value on the date of such grant or cancellation.

14.2 Awards Previously Granted.    Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding.    The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes

(including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5 Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6 Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

15.7 Relationship to Other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses.    The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9 Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations.    The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 83(b) Election Prohibited.    No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14 Grant of Awards to Certain Employees or Consultants.    The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

15.15 Restrictions on Awards.    This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

(a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16 Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.17 Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Kilroy Realty Corporation on March 30, 2006.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Kilroy Realty Corporation on                     , 2006.

Executed on this     day of                     , 2006.

Corporate Secretary

PROXY	KILROY REALTY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the Annual Report and the proxy statement dated March 31, 2006 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Sr., John B. Kilroy, Jr., Richard E. Moran Jr. and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 3, 2006 at the Annual Meeting of Stockholders to be held on May 18, 2006, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL 1: ELECTION OF DIRECTORS	FOR (except as indicated to the contrary)	WITHHOLD
The Board recommends a vote FOR each of the following nominees:	☐	☐		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
01 John B. Kilroy, Jr.
02 Dale F. Kinsella				Returned proxy cards that are signed and dated will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the named nominees and FOR the approval of the 2006 Incentive Award Plan.
INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write that nominee’s name on the space provided below:

PROPOSAL 2: APPROVAL OF 2006 INCENTIVE AWARD PLAN	FOR	AGAINST	ABSTAIN	Choose MLinksm for fast, easy and
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future proxy materials, investment
plan statements, tax documents
and more. Simply log on to
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(The Board recommends a vote FOR this proposal)	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, stating title. If a partnership, please sign in partnership name by authorized person, stating title.

Δ  FOLD AND DETACH HERE  Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/krc		Telephone 1-866-540-5760		Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at http://www.kilroyrealty.com